Exhibit 10.18

                            Joint Venture Agreement


     This Joint Venture Agreement ("Agreement") is entered into as of this the 21st day of August, 2008, by and between Baytown Green Energy Consortium, a Texas corporation ( "Baytown" ), with its principal business address of 7600 Highway 146 South, Baytown, TX 77521 and Whitman Enterprises, Inc., a Nevada corporation ("Whitman"), with its principal business address of 1650 SE Freels Lane, Hermiston, OR 97838;

                                  WITNESSETH:

     WHEREAS, Whitman and Baytown desire to form Whitman Green Energy Consortium, Inc., a Nevada corporation ("WGEC"), for the purpose of developing, obtaining regulatory approval, commercializing and promoting products, which shall initially reflect the intellectual property of Baytown which shall be licensed to WGEC pursuant to the terms of this Agreement; and

     WHEREAS, Whitman shall be involved in raising capital, building key infrastructure, and management for WGEC to carry out the terms and conditions of this Agreement and the joint venture; and

     WHEREAS, Baytown is the owner or exclusive licensee of for intellectual property related to its own unique breakthrough technology for production of biocrude from sustainable biomass sources; besides the biocrude, i.e., liquid biofuel, the output will be biogas as well as ash-fertilizer; and

     WHEREAS, Baytown shall contribute pursuant to the license terms set forth in this Agreement, the Intellectual Property which shall be used to comprise the initial products for WGEC; and

     WHEREAS, the parties hereto acknowledge that Baytown and its affiliates own and control an undisclosed catalytic process which shall not be part of the licensed rights hereunder (the "Catalyst");

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and the mutual promises and benefits to be derived by the parties, they do hereby agree to the following terms and conditions:


                                   ARTICLE 1

                                  ORGANIZATION

Section 1.1 FORMATION OF JOINT VENTURE UNDER THIS AGREEMENT.

     (a) FORMATION OF WGEC, INC. Upon execution of this Agreement, Whitman shall form Whitman Green Energy Consortium, Inc., as a new StateplaceNevada corporation ("WGEC"). At Closing, WGEC shall issue 8,000,000 newly issued common shares to Baytown, and 2,000,000 newly issued common shares to Whitman. Whitman shall also form a corporation for the ownership of the Whitman Enterprises Algae Plant ("WE Algae"). WE Algae shall issue 8,000,000 newly issued common shares to Whitman and 2,000,000 newly issued common shares to Baytown.

     (b) BAYTOWN SHARES. Upon execution of this Agreement, Baytown will issue such number of shares of its common stock to Whitman as shall equal 10% of the common stock of Baytown then outstanding.

     (c) OPERATIONS OF THE COMPANY. The parties agree that:

          (i) OFFICERS AND DIRECTORS. The Annual Meeting of the Shareholders of WGEC shall be held between April 1 and April 30 of each year. At this annual meeting the officers and directors of the Corporation shall be elected. The officers for the 2008 calendar year shall be:

     [name executive officers and directors]

          (ii) ADDITIONAL SHAREHOLDERS. WGEC shall not issue any equity or debt security without the consent of Baytown and Whitman.

     (d) DISTRIBUTIONS. The distribution from WGEC to Baytown and Whitman will be made with a priority distribution right as follows: (i) First, a pro rata repayment of the parties' cash equity contribution and (ii) Thereafter, dividend will be paid according to ownership ratio.


                                   ARTICLE 2

                               EXCLUSIVE LICENSE

Section 2.1   GRANT OF LICENSE.

For purposes of this Agreement:

"Confidential Information" means the confidential subject matter of Intellectual Property Rights, financial information and other commercially valuable information in whatever form including unpatented inventions, trade secrets, formula, know-how, discoveries, works, improvements, innovations, ideas, concepts, graphs, drawings, designs, samples, devices, models and other materials which a Party labels or identifies as confidential to it. The following are exceptions to such information:

          (a) information which as at the date of this Agreement is already legally in the public domain;

          (b) information which after the date of this Agreement becomes part of the public domain otherwise than as a result of an unauthorised disclosure by the receiving Party;

          (c) information which is or becomes available to the receiving Party from a third party lawfully in possession of such information and who has the lawful power to disclose such information to the receiving Party;

          (d) information which is rightfully known by the receiving Party (as shown by its written record) prior to the date of disclosure to it in accordance with this Agreement; or

          (e) information which is independently developed by an employee of the receiving Party who has no knowledge of the disclosure to it in accordance with this Agreement;

"Improvements" means any improvements to the Technology made or owned by WGEC

"Intellectual Property Rights" or "IPR" means the statutory and other rights in respect of patents, designs, circuit layouts, copyrights, confidential information and all other intellectual property rights defined in Article 2 of the Convention Establishing the World Intellectual Property Organization of July 1967;

"Know-how" means unregistered Intellectual Property Rights and Confidential Information;

"Patents" means those patent rights set forth on Schedule A hereto;

"Products" means products for applications in biofuels incorporating the Baytown Intellectual Property Rights as further described in Schedule B hereto

"Technology" means the Patents, Know-how and Confidential Information of Baytown made available to WGEC under this Agreement, which shall specifically not include information relating to the Catalyst;

"Territory" means the States or Oregon, Washington and Idaho only;

Immediately upon formation of WGEC, Baytown hereby grants to WGEC an exclusive right and license throughout the Territory to utilize the Technology as permitted by this Agreement subject to the terms and conditions hereof, in any manner whatsoever, in connection with the operation of WGEC' business (hereinafter referred to as "License Rights"). With the prior written consent of Baytown, WGEC shall also have the ability to sublicense the Technology to any other person or entity in the Territory. Any agreement to sublicense shall include all default, termination and confidentiality provisions contained in this AgreementWhitman and WGEC acknowledge and agree that Baytown has other agreements, joint ventures and other licenses reflected in other places in the World outside of the Territory which shall remain the separate property of Baytown, and which may be developed, commercialized and marketed separately from this Agreement.

Section 2.2 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS AND IMPROVEMENTS. WGEC acknowledges that Baytown is the exclusive owner of the Technology subject only to the License Rights. WGEC acknowledges agrees and understands that the Technology may not be the only Patents, Intellectual Property Rights, Know how or other Products utilized in either Baytown's or WGEC's business.

If during the term of this Agreement, WGEC makes any Improvements, WGEC hereby grants Baytown or such other entity nominated by Baytown, an exclusive, irrevocable, royalty and fee free license with the right to sub-license to use and commercialize the Improvements; or.

Section 2.3 SUPPORT. Baytown or such other entity agreed by Baytown and WGEC for (which arrangements Baytown agrees that it shall be responsible) shall provide reasonable telephonic and electronic mail ("e-mail") support to WGEC on an as needed basis, during Baytown's regular business hours.

Section 2.4  DUTIES OF WGEC WITH RESPECT TO LICENSE.

(a) WGEC shall at all times during the Term of this Agreement be entitled to maintain and defend the Technology and prosecute, at its cost, claims to prohibit any interference with the Technology by third parties. If and in the event that WGEC becomes aware of any interference with the Technology by any party, WGEC shall immediately notify Baytown thereof in writing, providing all information known to WGEC or reasonably obtained by WGEC with respect to such interference. WGEC may file and/or record any and all necessary forms or documentation relating to the operation of its business, including, but not limited to, any state application for registration of fictitious name, but it is specifically understood and agreed that WGEC shall under no circumstances be permitted to file, record or register any trademark, tradename or other identifying material of Baytown, or to utilize any of the foregoing in connection with its promotion of the business and operations of the Baytown, without the prior consent of Baytown, in writing, the granting or withholding of such consent shall be in the sole judgment and discretion of Baytown.

(b) WGEC hereby indemnifies Baytown as the owner and licensor of the Intellectual Property, the subject of the license, its officers and employees, against all claims which may be brought against any one of them or them by a third party under any cause of action including but not limited to breach of contract, negligence, infringement of intellectual property, tort or breach of statutory duty, in respect of any loss, death, injury, illness or damage (whether personal or property) howsoever arising out of any exploitation of the Intellectual Property by WGEC, and from and against all damages, costs and expenses (including legal disbursements on a full indemnity basis and other legal costs on a solicitor client basis) incurred in defending or settling any such claim, but the indemnified liability will be reduced to the extent that the liability is caused by the negligence, wilful act or omission or breach of contract on the part of the indemnified party.

(c) WGEC must obtain and maintain appropriate insurance as is customary in the industry from a sound and reputable insurer, including product liability and third party liability insurances, sufficient to cover the indemnity under this section 2.4 and provides Baytown with evidence on an ongoing basis that such insurance has been obtained and that all premiums have been fully paid; and as far as reasonably obtainable at (in Baytown's reasonable opinion) a reasonable cost, all the IP Parties are named as co-insured parties on all insurances referred to in this section 2.4,

Section 2.5 APPLICABLE LAWS. At all times WGEC shall conduct its business in accordance with all material applicable federal, state and local laws, regulations and ordinances. WGEC shall not, either during or after the Term of this Agreement, do anything, or aid or assist any other party to do anything, which would materially infringe on, harm, impair, or contest the rights granted herein to WGEC with respect to the Licensee Rights.

Section 2.6 BAYTOWN OPERATIONS. This Agreement shall in no way whatsoever affect the business activities of the Baytown presently in operation in Texas and any other operations of Baytown elsewhere in the World and shall not constitute any restriction upon such activities.

Section 2.7 TERM. Unless terminated in accordance with Section 2.8 of of this Agreement, this Agreement shall be effective as of the date of execution of this Agreement and shall remain in effect for the remainder of the year 2008 and the ten (10) calendar year period thereafter ("Initial Term"). Provided that WGEC is not in default of any material obligation to Baytown in accordance with the terms of this Agreement, and provided that this Agreement has not previously been terminated in accordance with the provisions here, WGEC shall have the right to renew such License and Agreement for an additional ten (10) calendar year period following the Initial Term by giving Baytown notice, in writing, of its election to renew this Agreement, which such notice shall be given not more than 180 days nor less than 60 days prior to the expiration of the Initial Term of this Agreement. In the event Baytown determines that WGEC may not renew this Agreement because of a default in a material obligation to Baytown, it shall immediately provide WGEC with notice of such default and shall provide WGEC the right to cure such default within 60 days, upon satisfaction of which the election to renew this Agreement shall be immediately effective.

Section 2.8 TERMINATION OF AGREEMENT Notwithstanding any other provision of this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party if:

     (a) the other Party fails to cure a material breach of any provision of this Agreement within 60 calendar days from its receipt of written notice from said Party (unless such breach cannot be reasonably cured within said 60 calendar days and the other Party is actively pursuing curing of said breach); or

     (b) the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

     (c) the commencement by or against WGEC of any voluntary or involuntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of WGEC as insolvent or bankrupt by a decree of a court of competent jurisdiction.

Section 2.9 EFFECT OF TERMINATION. On the termination of this Agreement, the License Rights and all rights and obligations of the parties hereunder shall automatically terminate except for such rights of action as shall have accrued prior to such termination and any obligation which expressly or by implication may be intended to come into or continue in force on or after such termination. WGEC shall, (i) at its own expense, return to Baytown or otherwise dispose of as Baytown may instruct, all technical and promotional materials and other documents and papers whatsoever sent to Baytown and relating to the Patents, Confidential Information, Products or the business of Baytown and WGEC (other than correspondence between the parties, copies of which shall be delivered to Baytown) and all property of Baytown in WGEC' possession or under its control, and (ii) immediately cease the use of the Technology.

                                   ARTICLE 3

                    RIGHTS AND DUTIES UNDER THIS AGREEMENT.

Section 3.1  RIGHTS AND DUTIES OF BAYTOWN.  Baytown shall:

     (a) Provide access to any and all information, patents, backup and research related to the Technology in accordance with the terms of the License Right hereunder.

     (b) Provide WGEC full access to all necessary related technology and supplies, including supplies for the catalytic process for the Oregon, Washington State and Idaho market.

     (c) Provide 80% of project financing at reasonably marketable terms.

     (d) Assist WGEC to advance the ongoing development, maintenance and prosecution of any and all intellectual property relating to the Technology, including without limitation future improvements and related intellectual property.

     (e) Provide delivery of plants with four (400) reactors (i.e., four reactors is one unit) at a cost of Twenty Million US Dollars ($20 million) per Unit.

Section 3.2  RIGHTS AND DUTIES OF WHITMAN.  Whitman shall:

     (a) Complete the incorporation of Whitman Green Energy Consortium, Inc. as a placeNevada corporation in the placeUnited States, together with the completion of any and all applicable and required corporate records, filings and other matters to assure compliance with applicable placeNevada corporate and US Securities laws.

     (b) Within a reasonable term, receive a first mini-reactor for final testing.

     (c) Develop a complete business plan for the operation of WGEC, which shall include delivery of the first four hundred (400) reactors for installation in the Territory.

     (d) Contribute Twenty Million US Dollars ($20 Million) immediately upon execution of this Agreement. Ten Million US Dollars ($10 Million) of these funds shall be utilized for equity for the Fifty Million US Dollars ($50 Million) algae plant in Oregon and the remaining Ten Million US Dollars ($10 Million) will be utilized to buildup completion of the first unit (4) reactors in Baytown, Texas.

     (e) Working together with Baytown, use its best efforts to obtain further capitalization and funding required for the operation of WGEC, including without limitation development, manufacture and commercialization of the Technology.

     (f) Introduce and secure key management for WGEC reasonably satisfactory to the Board of Directors of WGEC.

     (g) Assist WGEC to develop and execute a marketing plan for the Technology including the establishment of a customer support center as necessary to commercialize the Technology in the Territory.

Section 3.3  RIGHTS AND DUTIES OF WGEC.  WGEC shall:

     (a) WGEC shall be responsible for any and all operations in the completion, development, manufacture and commercialization of the Technology in the Territory for the term of this Agreement.

     (b) WGEC shall undertake appropriate and necessary business development activities in relation to the commercialization of the Technology in the Territory.

     (c) WGEC agrees to provide Baytown and Whitman with accounts which shall be compiled in accordance with generally accepted accounting principles consistently applied in the United States, and which shall be subject to an annual audit. WGEC shall provide such accounting on a quarterly basis and either Baytown or Whitman may inspect such books upon reasonable notice and at any reasonable time. It is understood and agreed that the method of accounting used by WGEC shall be the accrual method and that the accounting year shall be the calendar year. WGEC acknowledges and agrees that when and if it completes a public offering, WGEC shall have formal reporting obligations with the United States Securities and Exchange Commission and any and all books and records shall be required to comply with the rules and regulations required for such periodic financial reporting.

     (d) After execution of this Agreement WGEC shall have full right, power and authority to do everything necessary or desirable in connection with the development and commercialization of the Technology in the Territory, and, without limiting the generality of the foregoing, the right, power and authority to:

          (i) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder; and

          (ii) to undertake expenditures as in accordance with budgets developed and mutually approved from time-to-time, and in accordance with the provisions herein

          (iii) to manage, direct and control all development and other operations relating to the Technology in the Territory, in a prudent and workmanlike manner, and in compliance with all applicable laws, rules, orders and regulations;

          (iv) to prepare and deliver to the Parties annual work plans and budgets and during periods of active work to provide monthly and quarterly progress reports of the work in progress within 14 days of the end of the relevant period;

          (v) subject to the terms and conditions of this Agreement and the developed budgets, to keep the Technology in good standing free of liens, charges and encumbrances of every character arising from operations, (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by WGEC), and to proceed with all diligence to pay or contest or discharge any lien that is filed;

          (vi) to maintain true and correct books, accounts and records of operations;

          (vii) to permit Baytown and Whitman to inspect, take abstracts from or audit any or all of the records and accounts during normal business hours;

          (viii) to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder adequate insurance;

          (ix) to arrange for and maintain worker's compensation or equivalent coverage for all eligible employees engaged by WGEC in accordance with local statutory requirements;

          (x) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by WGEC;

          (xi) to diligently advise Baytown and Whitman of any material change in the status or results of the commercialization of the Technology, to take all necessary acts in respect to such changes, and to assist the parties to produce timely coordinated public announcements.

          (xii) to not, except as authorized or required by WGEC' duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of Baytown or Whitman, or of any of their subsidiaries, which may come to WGEC' knowledge during the continuance of this Agreement, and WGEC will keep in complete secrecy all confidential information entrusted to WGEC and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to either Baytown's or Whitman's business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

          (xiii) to comply with all laws, whether federal, provincial or state, applicable to WGEC' duties hereunder and, in addition, hereby represents and warrants that any information which WGEC may provide to any person or company hereunder will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

          (xiv) to undertake general analysis of and planning for the design, engineering, development and operation of any of the Technology in the Territory;

          (xv) to apply for, obtain and maintain, all necessary governmental approvals or permits necessary in connection with any exploration activities, any other pre-feasibility work, any feasibility study or the development, operation or expansion of any of the Technology in the Territory;

          (xvi) be responsible for the setup of necessary organization and perform operations of the plants in the Territory, including setup of long-term contracts with power companies;

          (xvii) in close cooperation with Baytown, identify and secure long-term agreements of low-cost, sustainable energy;

          (xviii) to do all such other acts and things as WGEC shall determine to be necessary or advisable in connection with any activities relating to the Technology in the Territory.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

Section 4.1 REPRESENTATIONS AND WARRANTIES OF BAYTOWN. Baytown hereby makes the following representations and warranties to Whitman and WGEC.

     (a) Baytown has full power and authority to license the Technology and, such Technology is owned or otherwise licensed to Baytown free and clear without any liens or encumbrances.

     (b) The execution, delivery and performance of this Agreement by Baytown, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice of the lapse of time or both, (i) violate any material provision of law, statute, rule or regulation to which Baytown is subject, (ii) violate any judgment, order, writ or decree to which Baytown is a party or by which it is or may be bound; or (iii) result in any material breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon the Technology being licensed hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Baytown is a party or by which it is or may be bound or affected.

     (c) All necessary action has been taken by Baytown to authorize the execution, delivery and performance of transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Baytown and constitutes the valid and binding obligation of Baytown enforceable against it in accordance with its terms, except as enforceability is limited by (1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (2) general principles of equity, whether considered in a proceeding in equity or at law.

     (d) All necessary consents and approval required for licensing the Technology have been obtained or will be obtained, including without limitation any and all approvals required by any agency of the United States government. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the transactions contemplated by this Agreement.

     (e) There is no action of law, in equity, arbitration proceeding, governmental proceeding or investigation pending, or to Baytown's knowledge threatened against Baytown. Baytown is not in default with respect to any decree, injunction or other order of any court or other jurisdiction with respect to any of the Patents or Intellectual Property to be licensed hereunder.

     (f) Baytown has conducted its business in compliance with all material national, state and local laws, regulations and ordinances.

     (g) Baytown has no actual knowledge at the date of this Agreement and has no reason to believe that the Technology will not provide the technology and information necessary to effectuate the business intended in this Agreement.

Section 4.2. WHITMAN REPRESENTATIONS. Whitman hereby makes the following representations and warranties to Baytown and WGEC.

     (a) Whitman is a Company duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified or licensed as a foreign corporation in any other jurisdiction where said licensing is required. Whitman has the full power and authority to conduct the business in which it is engaged and will be engaged upon completion of the transaction contemplated herein.

     (b) The execution and delivery of this Agreement by Whitman and the performance of Whitman's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Whitman pursuant to applicable law. Whitman has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

     (c) This Agreement and any other documents, instruments and agreements executed by Whitman in connection herewith constitute the valid and legally binding agreements of Whitman, enforceable against Whitman in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

     (d) Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by Whitman in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Whitman, any provision of any contract to which Whitman may be bound, any judgment or any law; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the any capital stock of Whitman; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Whitman; or (iv) violate any applicable law or order currently in effect to which Whitman is subject.

     (e) Whitman is not a party to, the subject of, or threatened with any litigation nor, to the best of Whitman's knowledge, is there any basis for any litigation. Whitman is not contemplating the institution of any litigation.

                                   ARTICLE 5

                               GENERAL PROVISIONS

Section  5.1  COMPLETE  AGREEMENT;  AMENDMENT;  NOTICE.

     (a) ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties, and any changes must be made in writing and signed by all parties.

     (b) AMENDMENT. This instrument may be amended or modified only by an instrument of equal formality signed by all of the respective parties hereto.

     (c) NOTICE. All notices under this Agreement shall be in writing and shall be delivered by personal service, or by certified or registered mail, postage prepaid, return receipt requested, to the Parties of the Agreement (and where required, to the person required to be copied with the notice) at the addresses herein or at such other address as the addressee may designate in writing, and to the Agreement at its principal place of business as set forth below, and shall be effective upon receipt (or refusal to accept).


The  addresses  for  notices  to  the  Parties  of the Agreement are as follows:

     If to Baytown:

          Baytown Green Energy Consortium, Inc.
          7600 Hwy 146 South
          Baytown, TX 77521

          Copy to

          Cutler Law Group
          place3206 West Wimbledon Dr
          placeplaceAugusta, placeGA place30909
          Attn:  M. Richard Cutler

     If to Whitman:

          Whitman Enterprises, Inc.
          1650 SE Freels Lane
          Hermiston, OR 97838

Section 5.2 ATTORNEYS FEES.

     Should any litigation be commenced between the parties hereto or their representatives, or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other party hereto or any or all of his or its property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his or its or their attorneys fees and court costs in such litigation or in a separate action brought for that purpose.

Section  5.3  VALIDITY.

     In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

Section  5.4  SURVIVAL  OF  RIGHTS.

     Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective heirs, executors, legal representatives, and permitted successors and assigns.

Section  5.5  GOVERNING  LAW.

     This Agreement has been entered into in the state of Texas, and all questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of Texas, and the venue of any action brought hereunder shall be in the State of Tevada.

Section  5.6  WAIVER.

     No consent or waiver, express or implied, by a Party of the Agreement to or of any breach or default by another Party of the Agreement in the performance by such other Party of the Agreement of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the Agreement hereunder. Failure on the part of a Party of the Agreement to complain of any act or failure to act of another Party of the Agreement or to declare another Party of the Agreement in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of the Agreement of its rights hereunder. The giving of consent by a Party of the Agreement in any one instance shall not limit or waive the necessity to obtain such Party of the Agreement consent in any future instance.

Section  5.7  REMEDIES  IN  EQUITY.

     The rights and remedies of any of the Parties of the Agreement hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Parties of the Agreement confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Parties of the Agreement that the respective rights and obligations of the Parties of the Agreement hereunder shall be enforceable in equity as well as at law or otherwise.

Section  5.8  SUCCESSORS  AND  ASSIGNS.

     The rights and obligations of this Agreement may be not assigned by Whitman or Baytown to any successor or assignee without the express written agreement of the other, which agreement may be withheld in such party's sole discretion.

Section  5.9  CONFIDENTIAL  INFORMATION.

     Each of Baytown, Whitman and WGEC hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively "Confidential Information"). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

Section  5.10  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

Section  5.11  FURTHER  ASSURANCES.

     Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.



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
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above set forth.

BAYTOWN  GREEN  ENERGY  CONSORTIUM,  INC.


\s\ John Rivera
---------------
By:  John  Rivera,  Chief  Executive  Officer


WHITMAN  ENTERPRISES,  INC.


\s\ John Whitman
----------------
By:  John  Whitman,  President



The undersigned has reviewed the foregoing agreement and agrees with the conditions, terms and other provisions contained therein.


L  SOLE'  ,  S.A.


\s\ Daniel Sole'
----------------
By:  Daniel  Sole'